UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 27, 2016

(Date of earliest event reported)

A.M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A.M. Castle & Co. (the “Company”) held its Annual Meeting of Stockholders on July 27, 2016. The matters that were voted on at the Annual Meeting of Stockholders and the final voting results for each matter are set forth below.

Proposal No. 1: Election of Class III Directors

The following Class III director nominees were elected to the Board of Directors of the Company for a three-year term expiring at the Company’s 2019 Annual Meeting of Stockholders:

	FOR	WITHHOLD	BROKER NON-VOTES
Richard N. Burger	21,116,890	339,856	5,603,062
Gary A. Masse	21,064,524	392,222	5,603,062
Michael J. Sheehan	21,116,292	340,454	5,603,062

Proposal No. 2: Advisory Vote to Approve Executive Compensation

A proposal to approve, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s proxy statement passed as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,705,733	3,736,000	15,013	5,603,062

Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified as follows:

FOR	AGAINST	ABSTAIN
26,921,443	93,135	45,220

Proposal No. 4: Approval of Amendment to 2008 Omnibus Incentive Plan

A proposal to approve an amendment to the 2008 A.M. Castle & Co. Omnibus Incentive Plan passed as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,590,881	628,035	237,830	5,603,062

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

July 29, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

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